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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 15, 1996, relating to the financial statements of Romac International, Inc., and of our report dated March 20, 1996, relating to the financial statements of Venture Networks, Inc., which appear in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1995, listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse LLP


PRICE WATERHOUSE LLP


Tampa, Florida

May 15, 1996